                                                                    EXHIBIT 99.1

                            CATSKILL LITIGATION TRUST
                       c/o Christiana Bank & Trust Company
                             Administrative Trustee
                                1314 King Street
                           Wilmington, Delaware 19801
                              www.catskilltrust.com

To:      All Unit Holders of the Catskill Litigation Trust

From:    Joseph Bernstein and Paul deBary, Trustees

Subject: Appeal Hearing - Catskill  Litigation Trust v. Park Place Entertainment
         Corp.

We are  pleased to advise you that the United  States  Court of Appeals  for the
Second  Circuit has  scheduled  oral argument in the Catskill  Litigation  Trust appeal of the above  captioned  litigation  for Monday,  October 17,  2005.  The hearing will be held at the U.S. Federal Courthouse,  40 Foley Square, New York,
New York. Directions to the court may be found at http://www.ca2.uscourts.gov.

The exact time of  argument  will be  released  by the Court on Friday,  October
14th.  We will post the  scheduled  time in the forum  for  unit-holders  on the
Trust's  website  at  www.catskilltrust.com.  For  those of you who have not yet registered to use the web site, we encourage you to do so in accordance with the instructions on the site.

As a unit-holder,  you will be asked to provide certain  additional  information when you register for the site,  including  the number of units that you own and the certificate number for these units. If you own more than one certificate, it is only necessary to enter the  information for one  certificate.  If your units are held in a brokerage account or trust,  please contact your broker or trustee to obtain your certificate  numbers and arrange for them to contact the Trust to verify your  ownership  of the  certificates.  As a unit  holder,  you will have access to special materials that are not available to the general public.

Should   you   have   any   further    questions,    kindly    contact   us   at
admin@catskilltrust.com.